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                                EXHIBIT (23)(b)
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                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We consent to the inclusion in the Registration Statement of CNB Bancshares, Inc. on Form S-4 (File No. 0-11510) of our report, which includes an explanatory paragraph regarding a change in the method of accounting for income taxes and a change in the method of accounting for investment securities, dated April 13, 1995, on our audits of the financial statements of The Bank of Orleans as of December 31, 1994 and 1993 and for the years then ended. We also consent to the reference of our firm under the caption "Experts".



/s/ COOPERS & LYBRAND L.L.P.

COOPERS & LYBRAND L.L.P.


Louisville, Kentucky
June 13, 1995